                                   EXHIBIT 11

                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES
                   COMPUTATIONS OF EARNINGS (LOSS) PER COMMON
                          AND COMMON EQUIVALENT SHARE

                                                        THREE MONTHS         SIX MONTHS
                                                    ENDED JUNE 30, 1994   ENDED JUNE 30, 1994
Earnings (loss) for the period (A)
 Before cumulative effect of accounting change:         $    12,000          $ (1,276,000)
 Cumulative effect of accounting change                          --            (6,594,000)
                                                        -----------          ------------
   Net earnings (loss)                                  $    12,000          $ (7,870,000)
                                                        ===========          ============
Weighted common shares outstanding during
  the period                                             26,091,000            25,835,000
Net additional shares in excess of 20% of
  outstanding issuable pursuant to
  modified treasury stock method                                 --                    --
                                                        -----------          ------------
   Total common and common equivalent shares (B)         26,091,000            25,835,000
                                                        ===========          ============
Earnings (loss) per common and common equivalent
  shares (A)/(B):
     Before cumulative effect of accounting change      $        --          $       (.05)
     Cumulative effect of accounting change                      --                  (.26)
                                                        -----------          ------------
      Net earnings (loss)                               $        --          $       (.31)
                                                        ===========          ============

                                                             THREE MONTHS             SIX MONTHS
                                                         ENDED JUNE 30, 1993      ENDED JUNE 30, 1993
                                                                      FULLY                     FULLY
                                                        PRIMARY      DILUTED     PRIMARY       DILUTED
                                                      -----------  -----------  -----------  -----------
Earnings for the period (A)
 Before cumulative effect of accounting change:       $ 6,459,000  $ 6,459,000  $10,386,000  $10,386,000
 Cumulative effect of accounting change                        --           --    1,864,000    1,864,000
                                                      -----------  -----------  -----------  -----------
  Net earnings                                        $ 6,459,000  $ 6,459,000  $12,250,000  $12,250,000
                                                      ===========  ===========  ===========  ===========
Weighted common shares outstanding during
  the period                                           24,868,000   24,868,000   24,736,000   24,736,000
Net additional shares in excess of 20% of
  outstanding issuable pursuant to
  modified treasury stock method                        1,721,000    1,870,000    1,638,000    1,870,000
                                                      -----------  -----------  -----------  -----------
  Total common and common equivalent shares (B)        26,589,000   26,738,000   26,374,000   26,606,000
                                                      ===========  ===========  ===========  ===========
Earnings per common and common equivalent
  shares (A)/(B):
     Before cumulative effect of accounting change    $       .24  $       .24  $       .39  $       .39
     Cumulative effect of accounting change                    --           --          .07          .07
                                                      -----------  -----------  -----------  -----------
     Net earnings                                     $       .24  $       .24  $       .46  $       .46
                                                      ===========  ===========  ===========  ===========